UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 12, 2007 (January 8, 2007)

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Wilbur Street
Lynbrook, NY  11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 8, 2007, BioSpecifics Technologies Corp. (the “Company”), Advance Biofactures Corporation (“ABC”), a direct wholly-owned subsidiary of the Company, and DFB Biotech, Inc. (“DFB Biotech”) entered into an amendment (the “Amendment”) to the Asset Purchase Agreement, dated as of March 3, 2006, by and among the Company, ABC, DFB Biotech, Inc. and Healthpoint, Ltd. (the “Purchase Agreement”), pursuant to which the Company and ABC sold certain of their assets relating to their topical collagenase business to DFB Biotech. On March 6, 2006, the parties consummated the transactions contemplated by the Purchase Agreement.

The Company, ABC and DFB Biotech entered into the Amendment to clarify the intent of the parties with respect to certain provisions of the Purchase Agreement. Provisions modified in the Amendment include (i) certain definitions in Section 1.1 of the Purchase Agreement (including “Purchased Assets” and “Product”); (ii) the terms of the license granted to Buyer for the right to use the Overlap Intangible Assets, as such term is defined in the Purchase Agreement; (iii) the scope of the assets excluded from the sale as Excluded Assets, as such term is defined in the Purchase Agreement; and (iv) the Company’s and ABC’s obligation to maintain and defend all Overlap Intangible Assets. The Amendment also included, among other things, an acknowledgement by DFB Biotech of the Company’s License Agreement with Auxilium Pharmaceuticals, Inc.

This brief description of the terms of the Amendment is qualified by reference to the provisions of the agreement, attached to this report as Exhibit 10.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit Number	Description of Exhibit
10.1

Amendment to the Asset Purchase Agreement, dated January 8, 2007, by and among BioSpecifics Technologies Corp., Advance Biofactures Corporation and DFB Biotech, Inc.

(Portions of the Amendment have been omitted pursuant to a request for confidential treatment.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 12, 2007	BIOSPECIFICS TECHNOLOGIES CORP. —————————————————— (Registrant) /s/ Thomas Wegman
—————————————————— Thomas Wegman President

EXHIBIT INDEX

Number	Description
10.1
Amendment to the Asset Purchase Agreement, dated January 8, 2007, by and among BioSpecifics Technologies Corp., Advance Biofactures Corporation and DFB Biotech, Inc.

(Portions of the Amendment have been omitted pursuant to a request for confidential treatment.)